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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 28, 2002

                                   CMGI, INC.

             (Exact Name of Registrant as Specified in its Charter)



         Delaware                     000-23262                 04-2921333
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

                              100 Brickstone Square
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 684-3600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     On June 28, 2002, CMGI, Inc. ("CMGI") entered into a definitive agreement to acquire substantially all of the worldwide assets and operations of Software Logistics Corporation, a California corporation doing business as iLogistix. Under the terms of the agreement, CMGI, through a wholly owned subsidiary, will pay approximately $41 million cash for the assets of iLogistix, and assume certain liabilities. The definitive asset purchase agreement is subject to approval by the United States Bankruptcy Court which has jurisdiction over the assets of Software Logistics Corporation and certain of its subsidiaries, and associated agreements are subject to approval by the administrator in The Netherlands which has jurisdiction over certain of iLogistix operations and assets. The transaction, if so approved, is expected to close in July 2002.

Item 7.  Exhibits.

(c)  Exhibits.

Exhibit No.          Description
-----------          -----------
99.1                 Press Release, dated July 1, 2002.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CMGI, Inc.

                                By: /s/ Thomas Oberdorf
                                    --------------------------------
Date: July 1, 2002                  Thomas Oberdorf
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)



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                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
99.1                 Press Release, dated July 1, 2002.